UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2015

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 514-907-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2015, the Board of Directors of Urban Barns Foods Inc. (the “Company”) terminated Richard Groome’s consulting agreement with the Company dated November 1, 2012 and Mr. Groome concurrently resigned as the President and Chief Executive Officer of the Company. Mr. Groome will continue to serve as a member of the Company’s Board of Directors.

On June 30, 2015, Horst Hueniken resigned as the Chairman of the Company and Jeremy Kendall, a director of the Company, was appointed to fill the resulting vacancy. Also on June 30, 2015, Mr. Hueniken was appointed to fill the officer vacancies left by Mr. Groome’s resignations.

There are no family relationships between Mr. Hueniken or Mr. Kendall and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. The Company has not entered into any material plan, contract or arrangement with Mr. Hueniken or Mr. Kendall relating to their services as officers of the Company.

There have been no transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions in which the Company is, or plans to be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of its total assets at year end for the last two completed fiscal years, and in which either Mr. Hueniken or Mr. Kendall had or will have a direct or indirect material interest.

Horst Hueniken, President, Chief Executive Officer, Secretary, Treasurer, Director

Horst Hueniken, age 57, has been the Secretary and Treasurer of the Company since December 11, 2013, and its director since October 29, 2013. He also acted as the Company’s Chief Financial Officer from December 11, 2013 until March 18, 2015.

For the past 27 years, Mr. Hueniken has served as Managing Director, Research Analyst and Portfolio Manager of a number of corporations on the buy- and sell-sides of the investment management and investment dealer businesses. Since January 2009, he has focused on investments in the agriculture and aquaculture sectors, globally, and from July 2012 until April 2015 he was a Vice President and Portfolio Manager at Goodman & Company, Investment Counsel Inc. (a Dundee Corporation company), where he was responsible for investing the firm’s capital in private and public firms across the entire agricultural and aquaculture value chains. From February 2014 until February 2015 he additionally was Chief Executive Officer of the portfolio company Blue Goose, a producer of organic beef, poultry and fish. Prior to that, from October 2011 through May 2012, Mr. Hueniken was a self-employed Portfolio Manager, where he spearheaded the launch of Hybrid Global Agriculture, a fund for accredited investors.

Jeremy Kendall, Chairman, Director

Mr. Kendall, age 75, has been a director of the Company since February 7, 2014.

Mr. Kendall is currently Chairman of Opta Minerals Inc. (TSX: OPM) and Chairman of Jemtec Inc. (TSX.V: JTC). In addition, Mr. Kendall serves on the board of directors of SunOpta Inc (TSX: SOY). He is also a director of a number of private and charitable organizations and was Chairman of the College of Naturopathic Medicine for five years from 1993 to 1997. Mr. Kendall has a BA in Economics (1962) and an MBA (1964) from the University of Western Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2015	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Horst Hueniken
Horst Hueniken
President, Chief Executive Officer, Secretary,
Treasurer, Director